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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) MAY 15, 2000



                          JUPITER COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



          DELAWARE                    000-27537                  11-3497726
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)



627 BROADWAY, NEW YORK, NEW YORK                                     10012
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code (212) 780-6060



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



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     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on March 30, 2000.



Item 2   ACQUISITION OR DISPOSITION OF ASSETS

         (a) On March 16, 2000, Jupiter Communications, Inc. ("Jupiter") completed its acquisition of Internet Research Group, a California corporation ("IRG"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter, IRG Acquisition Corp., a wholly-owned subsidiary of Jupiter ("Merger Sub"), IRG and the shareholders of IRG listed on
Schedule I thereto (the "IRG Shareholders"). The acquisition was accomplished through the merger of Merger Sub with and into IRG (the "Merger"). The Merger was effected through the conversion and exchange of each share of common stock of IRG outstanding immediately prior to the consummation of the Merger into
 .092766387 of a share of Jupiter's common stock. The amount of such consideration was determined based upon arm's-length negotiations between Jupiter and IRG. A copy of the Merger Agreement and the Press Release were previously filed with the Securities and Exchange Commission and are incorporated herein by reference to Exhibit 2.1 and 99.1, respectively, to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2000.

         (b) On April 14, 2000, Jupiter Communications, Inc. ("Jupiter") completed its acquisition of Net Market Makers, a California corporation ("NMM"), pursuant to a Stock Purchase Agreement, dated as of February 28, 2000 (the "Stock Purchase Agreement"), among Jupiter, NMM and the shareholders of NMM listed on Schedule I thereto (the "NMM Shareholders"). The acquisition was accomplished through the purchase from the NMM Shareholders of all the issued and outstanding shares of capital stock of NMM (the "NMM Shares") for consideration consisting of an aggregate of approximately $20.5 million in cash and 274,680 shares of common stock of Jupiter. The amount of such consideration was determined based upon arm's-length negotiations between Jupiter and the NMM Shareholders. Jupiter used a portion of the proceeds received from its initial public offering to acquire the NMM Shares. A copy of the Stock Purchase Agreement was previously filed with the Securities and Exchange Commission and is incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2000.

Item 7            FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired.

         The following appear as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated into this document by reference:

         (i) Balance sheets of Internet Research Group as of December 31, 1998 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended.

         The following appear as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated into this document by reference:


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         (ii) Balance sheet of Net Market Makers as of December 31, 1999, and the related statement of operations, shareholders' equity and cash flows for the year then ended.

         (b) Pro Forma Financial Information.

         The following appear as Exhibit 99.4 to this Current Report on Form 8-K/A and are incorporated into this document by reference:

         (i) Unaudited condensed consolidated pro forma balance sheet as of December 31, 1999; and

         (ii) the related unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1999.

         (c) Exhibits. The following documents are filed as exhibits to this report:

                     2.1* Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter
                            Communications, Inc., IRG Acquisition Corp.,
                            Internet Research Group and the shareholders of Internet Research Group listed on Schedule I thereto.

                     2.2*   Stock Purchase Agreement, dated as of February 28,
                            2000, among Jupiter Communications, Inc., Net Market
                            Makers, Inc. and the shareholders of Net Market
                            Makers, Inc. listed on Schedule I thereto.

                     23.1   Consents of Independent Accountants.

                     99.1*  Press Release dated February 29, 2000.

                     99.2   Balance sheets of Internet Research Group as of
                            December 31, 1998 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended.

                     99.3   Balance sheet of Net Market Makers as of December
                            31, 1999, and the related statement of operations, shareholders' equity and cash flows for the year then ended.

                     99.4 Unaudited condensed consolidated pro forma financial information as of and for the year ended December
                            31, 1999.









_________________
*Previously Filed.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Jupiter Communications, Inc.


Date:  May 15, 2000               /s/ Jean Robinson
                                  ----------------------------
                                  Jean Robinson
                                  Chief Financial Officer











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                                  Exhibit Index


            Exhibit

              2.1* Agreement and Plan of Merger and Reorganization, dated as of February 28, 2000, among Jupiter Communications, Inc.,
                     IRG Acquisition Corp., Internet Research Group and the shareholders of Internet Research Group listed on Schedule
                     I thereto.

              2.2* Stock Purchase Agreement, dated as of February 28, 2000, among Jupiter Communications, Inc., Net Market Makers, Inc.
                     and the shareholders of Net Market Makers, Inc. listed on
                     Schedule I thereto.

              23.1   Consents of Independent Accountants.

              99.1*  Press Release dated February 29, 2000.

              99.2   Balance sheets of Internet Research Group as of December
                     31, 1998 and December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended.

              99.3 Balance sheet of Net Market Makers as of December 31, 1999, and the related statement of operations, shareholders' equity and cash flows for the year then ended.

              99.4 Unaudited condensed consolidated pro forma financial information as of, and for the year ended December 31, 1999.

__________________
* Previously Filed.




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